Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Corporation”), whose signatures appear below, hereby makes, constitutes and appoints Lauren A. Mogensen and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below, a Registration Statement on Form S-8 registering the Corporation’s common stock for issuance under the Bank of America Corporation Equity Plan, as amended and restated, and any and all amendments to the Registration Statement (including post-effective amendments), granting unto said attorneys-in-fact and agents full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys-in-fact and agents might do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, each of the undersigned officers and directors has executed this Power of Attorney as of the date indicated below.

Signature	Title	Date

/S/ BRIAN T. MOYNIHAN
Chief Executive Officer, President Chair and Director (Principal Executive Officer)
April 24, 2023
Brian T. Moynihan

/S/ ALASTAIR M. BORTHWICK	Chief Financial Officer (Principal Financial Officer)	April 24, 2023
Alastair M. Borthwick

/S/ RUDOLF A. BLESS	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2023
Rudolf A. Bless

/S/ SHARON L. ALLEN	Director	April 24, 2023
Sharon L. Allen

/S/ JOSÉ E. ALMEIDA	Director	April 22, 2023
José E. Almeida

/S/ FRANK P. BRAMBLE, SR.	Director	April 25, 2023
Frank P. Bramble, Sr.

/S/ PIERRE J.P. DE WECK	Director	April 26, 2023
Pierre J.P. de Weck

/S/ ARNOLD W. DONALD	Director	April 25, 2023
Arnold W. Donald

/S/ LINDA P. HUDSON	Director	April 25, 2023
Linda P. Hudson

/S/ MONICA C. LOZANO	Director	April 21, 2023
Monica C. Lozano

/S/ LIONEL L. NOWELL III	Director	April 24, 2023
Lionel L. Nowell III

/S/ DENISE L. RAMOS	Director	April 21, 2023
Denise L. Ramos

/S/ CLAYTON S. ROSE	Director	April 22, 2023
Clayton S. Rose

/S/ MICHAEL D. WHITE	Director	April 21, 2023
Michael D. White

/S/ THOMAS D. WOODS	Director	April 25, 2023
Thomas D. Woods

/S/ MARIA T. ZUBER	Director	April 25, 2023
Maria T. Zuber

2